Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2023 FIRST QUARTER RESULTS

–First quarter revenue of $278.1 million, net income of $11.6 million and Adjusted EBITDA of $62.2 million
–Announced sale of Nevada and Montana Distributed Gaming businesses with transactions expected to close by year end
–Opened one new gaming tavern in April, agreed to acquire six additional gaming taverns
–Initiated renovation of 537 rooms and pool at The STRAT, expected completion in Q2

LAS VEGAS – May 10, 2023 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the first quarter ended March 31, 2023.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “In the first quarter we were able to grow revenue but elevated costs relative to last year continued to impact our Adjusted EBITDA. During the quarter, we announced the sale of our distributed gaming businesses in both Nevada and Montana, which will allow us to focus on investing in our wholly-owned casino assets and growing our tavern portfolio in Nevada. We expect the sale of our distributed gaming businesses to close by the end of 2023 and continue to expect the previously announced sale of our Rocky Gap property in Maryland to close by the end of June. Most of the sales proceeds from these transactions will further reduce leverage, which will position us well to continue investing in our owned properties, accelerate capital returns to shareholders and pursue future strategic initiatives.”
Consolidated Results
Revenues of $278.1 million for the first quarter of 2023 increased 2% from $273.6 million for the first quarter of 2022. Net income for the first quarter of 2023 was $11.6 million, or $0.38 per fully diluted share, compared to net income of $36.1 million, or $1.12 per fully diluted share, for the first quarter of 2022. First quarter 2023 Adjusted EBITDA was $62.2 million, compared to Adjusted EBITDA of $67.3 million for the first quarter of 2022.
Debt and Liquidity
As of March 31, 2023, the Company’s total principal amount of debt outstanding was $913 million, consisting primarily of $575 million in outstanding term loan borrowings and $335 million of senior unsecured notes. As of March 31, 2023, the Company had cash and cash equivalents of $156 million, and short-term cash investments of $5 million that will convert into cash during the quarter ending June 30, 2023, and there continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, May 10, 2023 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2023 first quarter results. The conference call may be accessed live over the phone by dialing (833) 816-1405 or (412) 317-0498 for international callers. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 10177398. The replay will be available until May 17, 2023. The call will also be webcast live through the

“Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the scope and timing of renovations at the STRAT; the sale transactions for Rocky Gap and our distributed gaming businesses (the “Transactions”), including the anticipated timing of the closing of the Transactions and the expected uses of the sale proceeds; the Company’s strategies, objectives, business opportunities and plans for future expansion, developments or acquisitions; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs, leverage or other financial items, including anticipated future cash generation and resulting ability to continue to return capital to shareholders; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: risks and uncertainties related to the Transactions, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the failure to satisfy any of the closing conditions to any of the Transactions on a timely basis or at all; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, preopening and related expenses, severance expenses, gain or loss on disposal of assets, share-based compensation expenses, non-cash lease expense, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment, Inc.
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino, branded taverns and distributed gaming operations. Golden Entertainment operates over 16,700 slots, over 100 table games, and over 6,200 hotel rooms. Golden Entertainment owns ten casinos – nine in Southern Nevada and one in Maryland – and more than 60 gaming taverns in Nevada. Through its distributed gaming operations in Nevada and Montana, Golden Entertainment operates video gaming devices at nearly 1,000 locations. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues
Gaming	$188,087	$190,787
Food and beverage	46,271	42,456
Rooms	30,577	25,746
Other	13,116	14,655
Total revenues	278,051	273,644
Expenses
Gaming	106,926	105,651
Food and beverage	34,022	31,457
Rooms	14,781	12,474
Other operating	3,830	3,976
Selling, general and administrative	62,036	60,910
Depreciation and amortization	23,508	26,276
Gain on disposal of assets	(86)	(41)
Preopening expenses	384	55
Total expenses	245,401	240,758
Operating income	32,650	32,886
Non-operating expense
Interest expense, net	(18,236)	(15,118)
Loss on debt extinguishment and modification	—	(181)
Total non-operating expense, net	(18,236)	(15,299)
Income before income tax (provision) benefit	14,414	17,587
Income tax (provision) benefit	(2,784)	18,479
Net income	$11,630	$36,066

Weighted-average common shares outstanding
Basic	28,308	28,894
Diluted	30,904	32,149
Net income per share
Basic	$0.41	$1.25
Diluted	$0.38	$1.12

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Revenues
Nevada Casino Resorts (1)	$100,176	$96,435
Nevada Locals Casinos (2)	41,238	39,889
Maryland Casino Resort (3)	18,128	17,892
Nevada Taverns (4)	27,593	28,454
Distributed Gaming (5)	90,401	90,768
Corporate and other	515	206
Total Revenues	$278,051	$273,644

Adjusted EBITDA
Nevada Casino Resorts (1)	$31,711	$33,575
Nevada Locals Casinos (2)	20,160	20,038
Maryland Casino Resort (3)	5,128	5,572
Nevada Taverns (4)	8,538	10,778
Distributed Gaming (5)	9,784	11,275
Corporate and other	(13,154)	(13,913)
Total Adjusted EBITDA	$62,167	$67,325
Adjustments
Depreciation and amortization	(23,508)	(26,276)
Non-cash lease expense	(33)	(181)
Share-based compensation	(3,893)	(3,672)
Gain on disposal of assets	86	41
Loss on debt extinguishment and modification	—	(181)
Preopening and related expenses (6)	(384)	(55)
Other, net	(1,785)	(4,296)
Interest expense, net	(18,236)	(15,118)
Income tax (provision) benefit	(2,784)	18,479
Net income	$11,630	$36,066
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort. In the third quarter of 2022, the Company entered into definitive agreements to sell the Rocky Gap Casino Resort. The Company expects the transactions to close during the second quarter of 2023, subject to the satisfaction of customary regulatory approvals and closing conditions.
(4)    Comprised of the operations of the Company’s 64 branded tavern locations.
(5)    Comprised of distributed gaming operations in Nevada and Montana. In the first quarter of 2023, the Company entered into definitive agreements to sell its distributed gaming operations in Nevada and Montana. The Company expects the transactions to close by the end of 2023, subject to the satisfaction of customary regulatory approvals and closing conditions.
(6)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and casino locations as well as food and beverage and other venues within our casino locations.
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